UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

INTRAWEST RESORTS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Intrawest Resorts Holdings, Inc.

1621 18th Street, Suite 300

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 10, 2014

Dear Intrawest Stockholders:

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Intrawest Resorts Holdings, Inc. to be held on Wednesday, December 10, 2014, at 10:00 a.m. Mountain Standard Time at The Crawford Hotel, 1600 17th Street, Denver, Colorado 80202 (the "Annual Meeting"). At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect William J. Clifford and John W. Harris III as two Class I directors to serve until the 2017 annual meeting of stockholders;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015; and

•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice of annual meeting.

Stockholders of record as of the close of business on October 24, 2014 may vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

This notice of Annual Meeting and the accompanying proxy statement and form of proxy are being made available to all stockholders entitled to vote at the Annual Meeting on or about October 31, 2014.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we would like for your shares to be represented. Please vote as soon as possible.

By Order of the Board of Directors, Joshua B. Goldstein Executive Vice President, Chief General Counsel and Corporate Secretary

Denver, Colorado
October 28, 2014

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2014:

OUR 2014 PROXY STATEMENT, OUR PROXY CARD

AND OUR 2014 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT

HTTP://WWW.ASTPROXYPORTAL.COM/AST/18793

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, December 10, 2014

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INTRAWEST RESORTS HOLDINGS, INC.

1621 18th Street, Suite 300

Denver, Colorado 80202

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, DECEMBER 10, 2014

GENERAL INFORMATION

Q:	Why am I receiving these materials?

A:	This Proxy Statement is furnished to you by the Board of Directors of Intrawest Resorts Holdings, Inc. (the "Board of Directors") and contains information related to the 2014 Annual Meeting of Stockholders to be held on Wednesday, December 10, 2014, beginning at 10:00 a.m. Mountain Standard Time at The Crawford Hotel, 1600 17th Street, Denver, Colorado 80202, and any postponements or adjournments thereof (the "Annual Meeting"). References in this Proxy Statement to "we," "us," "our," "the Company" or "Intrawest" refer to Intrawest Resorts Holdings, Inc. following the consummation of a series of restructuring transactions in December 2013 and to Intrawest Cayman L.P. prior to the consummation of those restructuring transactions. The Board of Directors is furnishing these materials to you to solicit your proxy to vote on two proposals (as described more fully below) at the Annual Meeting. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.

This Proxy Statement and the form of proxy are being made available to all stockholders of record entitled to vote at the Annual Meeting on or about October 31, 2014.

Q:	What is included in these materials?

A:	These materials include this Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended June 30, 2014, as filed with the Securities and Exchange Commission (the "SEC") on September 23, 2014 (the "Annual Report"). Our principal executive offices are located at 1621 18th Street, Suite 300, Denver, Colorado 80202, and our telephone number is (303) 749-8200. We maintain a website at www.Intrawest.com. The information on our website is not a part of this Proxy Statement.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

•	the election of William J. Clifford and John W. Harris III as Class I directors to serve until the 2017 annual meeting of stockholders;

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015; and

•	to transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board of Directors recommends a vote:
•	FOR the election of William J. Clifford and John W. Harris III as Class I directors to serve until the 2017 annual meeting of stockholders; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of Intrawest's Board of Directors.

Q:	Who pays for the proxy solicitation process?

A:	Intrawest will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of trading on October 24, 2014 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 45,051,124 shares of Intrawest's common stock issued and outstanding, held by five holders of record. Each share of Intrawest's common stock is entitled to one vote on each matter.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by Intrawest.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the "beneficial owner" of shares held in "street name," and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	If I am a stockholder of record of Intrawest's shares, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card included within these proxy materials.

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•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card included within these proxy materials.

•	By Mail. You may vote by proxy by filling out the proxy card included within these proxy materials and returning it in the envelope provided.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on the day before the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker, bank, trustee or other nominee to vote your shares, which are generally contained in a "vote instruction form" sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:

•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy from your broker, bank, trustee, or nominee.

•	Via the Internet. If permitted by your broker, bank, trustee or nominee, you may vote by proxy via the Internet by accessing the website found on the vote instruction form provided to you by your broker, bank, trustee, or nominee.

•	By Telephone. If permitted by your broker, bank, trustee or nominee, you may vote by proxy by calling the toll free number found on the vote instruction form provided to you by your broker, bank, trustee, or nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or nominee.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under "Can I change my vote or revoke my proxy?"

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage

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account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary, at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the Annual Meeting in person?

A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the close of trading on October 24, 2014, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver's license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the Company's capital stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. Thus, a total of 45,051,124 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 22,525,563 votes must be represented at the Annual Meeting or by proxy to have a quorum. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. If there is no quorum, the chairman of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

Q:	What are broker non-votes?

A:	Broker non-votes are shares held by brokers, banks and other such holders that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole "routine" matter—the ratification of the appointment of the Company's independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors absent direction from you. The broker’s inability to vote with

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respect to the election of directors where a beneficial owner does not provide voting instructions is referred to as a “broker non-vote.”

Q:	What is the voting requirement to approve each of the proposals?

A:	Each director is elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified. Under Delaware law, abstentions are treated as shares present and entitled to vote for purposes of such proposal, but they are not counted as shares cast. Additionally, as a result of a change in rules related to discretionary voting and broker non-votes, bankers, brokers and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors. Therefore, abstentions, votes to withhold and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 requires the affirmative vote of the holders of a majority of the total number of votes of the Company’s capital stock present or represented at the Annual Meeting and entitled to vote on such proposal. Under Delaware law, abstentions are treated as shares present and entitled to vote for purposes of such proposal, but they are not counted as shares cast and therefore will have no effect on the outcome of the vote. As the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 should be considered a non-discretionary matter, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Q:	Who will tabulate the votes?

A:	A representative of AST will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.

Q:	How can I find the results of the Annual Meeting?

A:	Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Will my vote be kept confidential?

A:	Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Q:	How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2015 annual meeting of stockholders?

A:	To be included in our Proxy Statement for the 2015 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in the proxy materials for our 2015 annual meeting of stockholders, a stockholder proposal must be submitted in writing to Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, by no later than July 3, 2015, unless the 2015 annual meeting of stockholders is called for a date that is not within 30 days of the anniversary date of the Annual Meeting, in which case, in order to be timely, notice by the stockholder must be received by Intrawest within a reasonable time before we begin to print and send our proxy materials for the 2015 annual meeting of stockholders.

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Q:	How can stockholders submit nominations of persons for election to the Board of Directors or proposals of business to be transacted by the stockholders for the 2015 annual meeting of stockholders?

A.	A stockholder of record may submit nominations of persons for election to the Board of Directors or proposals of business to be transacted by the stockholders only if he or she complies with Article II, Sections 2.18 and 2.19, and any other relevant provisions, of our Amended and Restated Bylaws ("Bylaws"). Our Bylaws are accessible on Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents." You may also contact Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

If you wish to submit a proposal that is not to be included in the Proxy Statement for the 2015 annual meeting of stockholders, your proposal generally must be submitted in writing to the same address no later than September 11, 2015, but no earlier than August 12, 2015, unless the 2015 annual meeting of stockholders is called for a date that is not within 30 days of the anniversary date of the Annual Meeting, in which case, in order to be timely, notice by the stockholder must be received by Intrawest no earlier than 120 days before the date of such annual meeting of stockholders and no later than the close of business on the 10th day following the day on which such notice of the date of the 2015 annual meeting of stockholders is mailed or publicly disclosed, whichever first occurs.

With respect to a stockholder's nomination of a candidate for our Board of Directors, the stockholder notice to our Executive Vice President, Chief General Counsel and Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination.

With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business, the text of the proposal, the name and address and the class or series and number of all shares of capital stock of the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, and certain other information specified in our Bylaws.

If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you wish to nominate a candidate for director, see the procedures discussed below in "Criteria and Procedures for Selection of Director Nominees."

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as "householding."

Brokers with account holders who are Intrawest stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Intrawest that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, or (3) contact our Investor Relations department by email at InvestorRelations@intrawest.com. Stockholders who currently receive multiple copies of the Proxy Statement or Annual Report at their

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address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202 or (303) 749-8200, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you are receiving multiple copies of the Proxy Statement and Annual Report, you can request householding by contacting the Executive Vice President, Chief General Counsel and Corporate Secretary in the same manner described above.

Q:	What if I need to change my mailing address?

A:	You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, Shareholder Services, by telephone at (800) 937-5449 (toll free within the U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@amstock.com, if you need to change your mailing address.

Q:	What are the implications of being an “emerging growth company”?

A:	We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements. As an emerging growth company, we are permitted to provide less extensive disclosure about our executive compensation arrangements and are not required to provide our stockholders with the opportunity to vote on executive compensation or golden parachute arrangements on a non-binding advisory basis, and we have elected to take advantage of scaled disclosure requirements for executive compensation and are not soliciting stockholder votes on our executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenues of at least $1.0 billion, (2) the first day of the fiscal year after which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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CORPORATE GOVERNANCE

Governing Documents

The following primary documents make up Intrawest's corporate governance framework:

•	Corporate Governance Guidelines ("Governance Guidelines")
•	Charter of the Audit Committee of the Board of Directors
•	Charter of the Compensation Committee of the Board of Directors
•	Charter of the Nominating and Corporate Governance ("NCG") Committee of the Board of Directors
•	Code of Business Conduct and Ethics ("Code of Conduct")
•	Code of Ethics for Principal Executive and Senior Financial Officers ("Principal Officer Code")

These documents are accessible on Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents." You also may obtain a free copy of any of these documents by sending a written request to Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, Attention: Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary. Any substantive amendment to or grant of a waiver from a provision of the Principal Officer Code requiring disclosure under applicable rules of the Securities and Exchange Commission ("SEC") or the New York Stock Exchange ("NYSE") will be posted on Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents" and/or in our public filings with the SEC.

Corporate Governance Guidelines

The Governance Guidelines, which are available on our website as outlined above, set forth the Company's primary principles and policies regarding corporate governance. The Governance Guidelines are reviewed from time to time as deemed appropriate by the Board of Directors. The Governance Guidelines are supplemented by the Code of Conduct and the Principal Officer Code, as well as by policies and procedures addressing specific topics and practices.

Board Leadership Structure

 Intrawest currently separates the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Chairman of the Board is responsible for determining growth opportunities, presiding over meetings of the Board of Directors and, together with the Chief Executive Officer, setting the strategic direction of Intrawest.

Board of Directors' Role in Risk Oversight

While management is responsible for day-to-day risk management of the Company's operations, the Board of Directors is responsible for overseeing enterprise-wide risks. The Board of Directors uses its standing committees (more fully discussed below) to monitor and address what may be within the scope of each committee's expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions and related risk; the Compensation Committee oversees the Company's compensation programs, including goals, objectives, performance and compensation for our Chief Executive Officer and other executive officers, and, when applicable, the compensation disclosure in the Company's proxy statement; and the NCG Committee oversees director qualifications, Board of Directors' structure and corporate governance matters. In addition to getting information from its committees, the Board of Directors also receives updates directly from members of management. In this regard, Mr. Jensen, due to his position as both Chief Executive Officer and director of the Company, is particularly important in communicating with other members of management and keeping the Board of Directors updated on the important aspects of the Company's operations.

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Information on Compensation Risk Assessment

Management periodically reviews material compensation policies and practices for all employees, including executive officers. Management considered whether the current compensation program encourages excessive risk taking by employees at the expense of long-term Company value. Based upon its assessment, management believes that the Company's compensation program, which includes a mix of annual incentives, cash and equity awards and retention incentives, does not present risks that are reasonably likely to have a material adverse effect on the Company.

Independent Directors

Intrawest recognizes the importance of having an independent Board of Directors that is accountable to Intrawest and its stockholders. Accordingly, the Company's Governance Guidelines (a copy of which may be found on Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents") provide that a majority of its directors shall be independent in accordance with the NYSE listing standards. The Board of Directors has affirmatively determined that Messrs. Armstrong, Clifford, Harris and Jay are "independent" under Section 303A.02(b) of the NYSE listing standards. In making these determinations, the Board of Directors considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

Board, Committee and Annual Meeting Attendance

The Board of Directors held two meetings during fiscal 2014. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees held during the period he served, except for Mr. Edens. Mr. Edens was unable to attend one of the two Board of Director meetings held in fiscal 2014 due to unforeseen scheduling conflicts, but his views were represented at the meeting by Mr. Jensen. This is the first annual meeting of stockholders held since the effective date of the Company's initial public offering ("IPO") on January 30, 2014. Directors are invited and encouraged but are not required to attend the Company's annual meeting of stockholders.

Presiding Non-Management Director and Executive Sessions

Intrawest's non-management and independent directors met once in executive session without management in fiscal 2014, and they anticipate meeting at least once per year. No presiding non-management director has been selected to preside at each executive session, but a presiding director will be appointed to preside at each executive session on an ad hoc basis.

Communications with the Board of Directors

Any Intrawest stockholder or other interested party who wishes to communicate with the Board of Directors or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

Communications with the Audit Committee

Complaints and concerns relating to Intrawest's accounting, financial reporting, internal accounting controls or auditing matters (together, "Accounting Matters") should be communicated to the Audit Committee of the Board of Directors. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit Committee through an anonymous hotline hosted by a third-party vendor, Navex Global EthicsPoint ("Navex Global"), that has been retained on behalf of the Audit Committee for this purpose. Navex Global may be contacted toll-free at 1-866-869-9344, or via its website at www.intrawest.ethicspoint.com. Outside parties, including stockholders, may bring issues regarding Accounting Matters to the attention of the Audit Committee by writing to: Audit Committee, c/o Joshua B. Goldstein, Executive Vice President, Chief General

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Counsel and Corporate Secretary, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the Chief General Counsel and other appropriate persons as determined by the Audit Committee. The Chief General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Criteria and Procedures for Selection of Director Nominees

Although the Board of Directors retains ultimate responsibility for nominating members for election to the Board of Directors, the NCG Committee of the Board of Directors conducts the initial screening and evaluation process. Although there are no minimum qualifications, skills or qualities required to be nominated for election, as provided in the Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

•	whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board of Directors' oversight of the business and affairs of the Company;
•	the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities;
•	experience, skills and expertise;
•	diversity;
•	personal and professional integrity;
•	character;
•	business judgment;
•	time availability and dedication;
•	conflicts of interest;
•	composition of the Board of Directors; and
•	requirements of applicable laws and NYSE listing standards.

While the NCG Committee has not adopted a formal diversity policy for the selection of director nominees, diversity is one of the factors that the NCG Committee considers in identifying director nominees.

In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company's management, as well as recommendations from Company stockholders. In particular, the Company is party to a Stockholders Agreement with Intrawest Europe Holdings, S.à r.l. and Intrawest S.à r.l. (the "Initial Stockholders"). The Initial Stockholders are indirectly owned by investment funds managed by Fortress Investment Group, LLC ("Fortress"). The Stockholders Agreement requires, among other things, that the Company include directors designated by Fortress in the slate of director nominees recommended by the Board of Directors. For more information, see "Designation and Election of Directors" below. While the NCG Committee's Charter and our Governance Guidelines provide that the NCG Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the NCG Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because our Bylaws include procedures for stockholders to nominate candidates to serve on the Board of Directors for election at any annual meeting of stockholders or at any special meeting called for the purpose of electing directors. The Board of Directors believes that it is appropriate for Intrawest not to have a specific policy since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws, as summarized below.

Our Bylaws require a stockholder who desires to nominate a candidate for election to the Board of Directors at an annual meeting of stockholders to timely submit certain information to Intrawest Resorts

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Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, Attention: Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary. This information includes, among other things:

•	The stockholder's name and address, and the class, series and number of shares that he or she owns;
•	A representation that the stockholder is a holder of record as of the record date and intends to appear in person or by proxy at the annual meeting of stockholders;
•	The name, address and certain other information regarding the stockholder's nominee for director;
•	A description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board of Directors; and
•	A completed questionnaire with respect to the prospective nominee's background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws include special notice provisions if no annual meeting of stockholders was held in the previous year, or if the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting of stockholders. While these provisions of the Bylaws permit a stockholder to nominate a candidate for election to the Board of Directors, such nominations will be subject to certain rights of the Initial Stockholders discussed below under the caption "Stockholders Agreement." See our Bylaws for full information regarding requirements for stockholder nominees of directors.

BOARD OF DIRECTORS

The Board of Directors directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board of Directors serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board of Directors selects and oversees the members of senior management who are charged by the Board of Directors with conducting the business of the Company.

Intrawest's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three and not more than 11 directors, as may be determined from time to time by a majority of the entire Board of Directors. As of the date of this Proxy Statement, the Board of Directors consists of seven members, six of whom are non-employee directors.

The Board of Directors is also divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual meeting of stockholders. Intrawest's current Board of Directors is classified as follows:

Class	Term Expiration	Director
Class I	2014	William J. Clifford
		John W. Harris III

Class II	2015	Richard E. Georgi
		William A. Jensen

Class III	2016	Richard Armstrong
		Wesley R. Edens
		Timothy Jay

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The Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our Bylaws provide that directors are elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy and entitled to vote on the election of directors, which means that the nominees who receive the highest number of votes will be elected as directors. Designation of director nominees is subject to the Stockholders Agreement discussed below under the caption "Stockholders Agreement."

Committees of the Board of Directors

The Board of Directors has three principal standing committees, the Audit Committee, the NCG Committee and the Compensation Committee, each of which was formed upon the completion of our IPO. Committee members for the Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board of Directors has determined that each member of these committees is "independent," as defined under NYSE listing standards.

Audit Committee

The Audit Committee's responsibilities and purposes are to:

•	assist the Board of Directors in its oversight of:

o	the integrity of the Company's financial statements;
o	the Company's compliance with legal and regulatory requirements;
o	the annual independent audit of the Company's financial statements;
o	the engagement of the independent registered public accounting firm and the independent registered public accounting firm's qualifications and independence; and
o	the performance of the Company's independent registered public accounting firm and internal audit function;

•	determine whether to recommend to the stockholders the appointment of the Company's independent registered public accounting firm; and

•	pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm.

The Audit Committee also participates in the certification process relating to the filing with the SEC of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prepares the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders. A copy of the Charter of the Audit Committee is available at Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents." The members of the Audit Committee are Messrs. Clifford (Chair), Harris, and Jay. The Board of Directors has determined that: (i) each is "independent"; (ii) each is "financially literate"; and (iii) Mr. Clifford is an "audit committee financial expert," as these terms are defined by the Exchange Act and the NYSE. The Audit Committee met twice in fiscal 2014.

Nominating and Corporate Governance Committee

The NCG Committee's responsibilities and purposes are to:

•	identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;

•	advise the Board of Directors as to the board composition, procedures and committees;

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•	develop and recommend to the Board of Directors a set of corporate governance guidelines and maintain and update such guidelines, as appropriate;

•	review, approve or ratify related-party transactions and other matters that may pose conflicts of interest; and

•	oversee the evaluation of the Board of Directors.

A copy of the Charter of the NCG Committee is available at Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents." See "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" above for more information about the process for identifying and evaluating nominees for director.

The members of the NCG Committee are Messrs. Jay (Chair) and Armstrong. Messrs. Jay and Armstrong are "independent," as defined under the rules of the NYSE. The NCG Committee consists solely of "independent" members. The NCG Committee met twice in fiscal 2014.

Compensation Committee

The Compensation Committee's responsibilities and purposes are to:

•	oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, and incentive-compensation and equity-based plans;

•	evaluate annually the performance of the Chief Executive Officer and other executive officers;

•	review and discuss with management the Company's compensation disclosures to be included in the Company's annual proxy statement and annual report filed with the SEC; and

•	prepare the Compensation Committee Report as and when required by the rules of the SEC.

The Compensation Committee also has the authority to retain and terminate compensation consultants, including approval of the terms and fees of any such arrangement. A copy of the Charter of the Compensation Committee is available at Intrawest's website at http://ir.intrawest.com by clicking on "Corporate Governance" and then "Governance Documents."

The members of the Compensation Committee are Messrs. Armstrong (Chair) and Harris. Each member of Intrawest's Compensation Committee is "independent," as defined under the rules of the NYSE. The directors who are appointed to the Compensation Committee are also "non-employee" directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, and "outside" directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met twice in fiscal 2014.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, no Compensation Committee interlocks existed between the Company and any other entity, meaning none of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. No member of our Compensation Committee has ever been an executive officer or employee of ours.

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PROPOSAL 1. ELECTION OF DIRECTORS

The terms of the Class I directors, consisting of Messrs. William J. Clifford and John W. Harris III, will expire at the Annual Meeting. Each has been nominated by the Board of Directors to serve as a continuing director for a new three-year term expiring at the 2017 annual meeting of stockholders. Each nominee selected will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

In determining whether to nominate each of the Class I directors for another term, the Board of Directors considered not only the designation of Messrs. Clifford and Harris by the Initial Stockholders, but also the factors discussed above under "Corporate Governance—Criteria and Procedures for Selection of Director Nominees," and concluded that each possesses those talents, backgrounds, perspectives, attributes and skills that will enable him to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. The age, principal occupation and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below. It is the general policy of the Company that no director having attained the age of 70 years will stand for re-election.

Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote, which means that the two nominees who receive the highest number of votes at the Annual Meeting will be elected as directors. Votes to withhold and broker non-votes will not have any effect on the election of a director.

The Board of Directors believes that each director nominee will be able to stand for election. If you do not wish your shares to be voted for one or both of the nominees, you may so indicate when you vote.

With the exception of Mr. Edens, none of the individuals listed below served as a director of Intrawest or any predecessor company prior to our IPO.

The Board of Directors, acting upon the unanimous recommendation of its NCG Committee, has unanimously nominated William J. Clifford and John W. Harris III for election as Class I directors to serve until the 2017 annual meeting of stockholders. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable or unwilling to serve, if for any reason one or more is/are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by our Board of Directors or the Board of Directors may reduce the authorized number of directors.

Director Nominees

Class I – Term Expiring in 2014

William J. Clifford, age 57, was appointed a director of the Company in January 2014 and serves as Chair of the Audit Committee. Mr. Clifford has been the chief financial officer, secretary and treasurer of Gaming and Leisure Properties, Inc., a gaming-focused real estate investment trust, since February 2013. From 2001 to 2013, Mr. Clifford served as senior vice president-finance and chief financial officer of Penn National Gaming, Inc., an operator of gaming and racing facilities. We believe Mr. Clifford should continue to serve on our Board of Directors because of his significant finance and management expertise, as well as his business and leadership experience in the gaming industry, which has similar characteristics to our industry. The Board of Directors has determined that Mr. Clifford is an “audit committee financial expert” for purposes of membership on Intrawest’s Audit Committee.

John W. Harris III, age 36, was appointed a director of the Company in January 2014 and serves as a member of the Compensation Committee and the Audit Committee. Mr. Harris has been chief operating officer of Lincoln Harris, a privately held commercial real estate company, since 2012. Prior to joining Lincoln Harris, Mr. Harris worked for Fortress Investment Group, LLC, a global investment management group and an affiliate of Intrawest's largest stockholder, Intrawest Europe Holdings S.à r.l., from 2004 to 2012 in various positions. While at Fortress Investment Group, he worked in Europe and the United States. Today, as chief operating officer of Lincoln Harris, he is responsible for the day-to-day operations of the company as well as its development platform across the

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Southeast. Mr. Harris also serves on the board of publicly-traded Sonic Automotive, Inc., an automotive retailer. We believe Mr. Harris should continue to serve on our Board of Directors because of his business and leadership experience, including his experience as chief operating officer of Lincoln Harris.

The Board of Directors recommends that you vote FOR the election of each of the nominees named above.

Continuing Directors

Class II – Term Expiring in 2015

Richard E. Georgi, age 51, was appointed a director of the Company in January 2014. Mr. Georgi is the chairman of the investment committee for each of Grove Limited Partners' funds and has been Grove Limited Partners' managing partner since its formation in 2004 and was founding partner of its predecessor entity, Soros Real Estate Partners, in 1999. Prior to that, Mr. Georgi was a managing director at Goldman, Sachs & Co. Inc. While at Goldman, Sachs & Co. Inc., Mr. Georgi was the head of European Investment business for the Whitehall Funds and a member of the Whitehall investment committee. Mr. Georgi was selected to serve on our Board of Directors because of his significant business, management, and leadership experience, and his familiarity with our industry and our Company.

William (Bill) A. Jensen, age 62, has been our Chief Executive Officer since June 2008 and a member of our Board of Directors since the formation of the Company in August 2013. From 2010 through 2012, Mr. Jensen also served as chief executive officer and a member of the board of directors of Whistler Blackcomb Holdings, a publicly traded company on the Toronto Stock Exchange. Prior to his appointment at Intrawest, Mr. Jensen served as president of the mountain division at Vail Resorts, Inc. from February 2006 to February 2008, and prior to that held other leadership positions at Vail Resorts, Inc., including chief operating officer at Vail Mountain and chief operating officer at Breckenridge Ski Resort. Prior to joining Vail Resorts, Inc., Mr. Jensen acted as president of Fibreboard Resort Group, where he oversaw the executive management of three ski resorts in California: Northstar at Tahoe, Sierra at Tahoe, and Bear Mountain. Mr. Jensen currently serves on the board of MMSA Investors, L.L.C., which owns a majority interest in Mammoth. Mr. Jensen was selected to serve on our Board of Directors because he is our Chief Executive Officer and has significant knowledge of, and relationships within, the leisure industry due to his experience as an executive of Fibreboard Resort Group, Vail Resorts, Inc., and Whistler Blackcomb Holdings. Mr. Jensen also brings to our Board of Directors his experience as a director of MMSA Investors, L.L.C. and Whistler Blackcomb Holdings.

Class III – Term Expiring in 2016

Richard Armstrong, age 44, was appointed a director of the Company in January 2014 and serves as Chair of the Compensation Committee and as a member of the NCG Committee. From 1996 to 2004, Mr. Armstrong was a lead guide and operations manager for Valdez Heli Ski Guides, a heli-skiing company. Mr. Armstrong has been an ambassador and product tester for Salomon Group, a sports equipment manufacturing company, since 1994; he served as a marketing consultant for VF Corporation, a clothing company, from 1994 to 2009; and he served as a youth marketing consultant and talent scout for The North Face, Inc., an outdoor product company, from 1989 to 2008. Mr. Armstrong has founded a number of private businesses, and has owned and operated RARE Properties of Jackson Hole LLC since 2001 and the RARE Gallery of Fine Art since 2004, and has been a shareholder of Teton Gravity Research since 1996. Mr. Armstrong serves as chief executive officer of the following privately held companies: RARE Properties LLC (2006 to present) and TRAM Partners LLC (2012 to present). Mr. Armstrong was selected to serve on our Board of Directors because of his extensive knowledge of the ski industry and his management and consulting experience.

Wesley R. Edens, age 52, was appointed a director of the Company in January 2014 and serves as Chairman of the Board of Directors. Mr. Edens is the founding principal and co-chairman of the board of directors of Fortress Investment Group LLC, a global investment management group and an affiliate of Intrawest’s largest stockholder, Intrawest Europe Holdings S.á.r.l., since August 2009. From 2006 to 2009, he was chairman of the board of directors of Fortress. He has also been a member of the management committee of Fortress since co-founding Fortress in 1998. He is responsible for Fortress’ private equity and publicly traded alternative investment businesses.

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He is also chairman of the board of directors of each of Nationstar Mortgage Holdings Inc. (a real estate services company), New Media Investment Group Inc. (a print and online media company), Mapeley Limited (a real estate investment company), New Residential Investment Corp. (a real estate investment trust focused on investing in, and managing, investments related to real estate), Newcastle Investment Corp. (a real estate investment and finance company) and a director of GAGFAH S.A. (a real estate management company), Brookdale Senior Living Inc. (a publicly traded company and a provider of senior living facilities) and Penn National Gaming Inc. (a publicly traded gaming company). Mr. Edens was chief executive officer of Global Signal Inc., a real estate investment trust, from February 2004 to April 2006 and chairman of its board of directors from October 2002 to January 2007. Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers. Mr. Edens was selected to serve on our Board of Directors because he brings strong leadership and extensive business and managerial experience to our Board of Directors. In addition, Mr. Edens brings his broad strategic vision to our Company and our Board of Directors. Further, his experience on the boards of other public companies, including serving as chairman of the board of certain of such companies, provides our Board of Directors with insight into how boards at other companies address issues similar to those faced by us.

Timothy Jay, age 55, was appointed a director of the Company in January 2014 and serves as Chair of the NCG Committee and as a member of the Audit Committee. Mr. Jay has worked as head of government bond sales and rates trader at CRT Capital Group LLC, a financial services firm, since 2009. From 2005 to 2006, he served as co-managing partner at Rockridge Advisors LLC, a multi-strategy hedge fund. Prior to 2005, Mr. Jay worked for Lehman Brothers as a government bond trader, head of global government bond business and a liquid markets head trader. Additionally, from 1996 to 2006, Mr. Jay served as both chairman and vice chairman of the treasury borrowing advisory committee which regularly advised the U.S. Treasury and the Federal Reserve Board on policy. Mr. Jay was selected to serve on our Board of Directors because of his significant knowledge of real estate and operational and financial development.

MANAGEMENT

The Company's executive officers, as well as additional information with respect to such persons, are set forth in the table below:

Name	Age	Position
William A. Jensen	62	Chief Executive Officer
Gary W. Ferrera	52	Executive Vice President, Chief Financial Officer and Treasurer
Joshua B. Goldstein	47	Executive Vice President, Chief General Counsel and Corporate Secretary
Travis Mayer	32	Executive Vice President, Operations and Business Development
Carl Long	47	Senior Vice President, Chief Accounting Officer and Corporate Controller

For biographical information about Mr. Jensen, see "Continuing Directors – Class II – Term Expiring in 2015" above.

Gary W. Ferrera, age 52, was appointed Executive Vice President, Chief Financial Officer and Treasurer in March 2014 and has been our Chief Financial Officer and Treasurer since January 2014. From April 2013 through December 2013, Mr. Ferrera was executive vice president and chief financial officer of Great Wolf Resorts, Inc. From 2007 to 2013, Mr. Ferrera served as executive vice president and chief financial officer of National CineMedia, L.L.C., a subsidiary of National CineMedia, Inc., since 2006. Mr. Ferrera holds an M.B.A. from the Kellogg School of Management and a B.S. in Accounting from Bentley College, magna cum laude.

Joshua B. Goldstein, age 47, was appointed Executive Vice President, Chief General Counsel and Corporate Secretary in March 2014 and has been our Chief General Counsel since September 2012. From 2007 to 2012, Mr. Goldstein was counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom LLP where he concentrated on corporate finance, corporate securities, and mergers and acquisitions. From 2005 to 2007, Mr. Goldstein was a corporate partner in the New York office of Torys LLP. From 1996 to 2005, Mr. Goldstein was a corporate associate at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Goldstein is also a Certified Public

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Accountant and holds a B.B.A. from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law.

Travis J. Mayer, age 32, was appointed Executive Vice President, Operations and Business Development, in March 2014, prior to which he served as Senior Vice President, Financial Analysis, Planning & Business Development since July 2013. From 2007 until July 2013, Mr. Mayer held various finance and business development positions at Intrawest. In his current role at Intrawest, Mr. Mayer is a member of the executive team and oversees our Mountain and Adventure operations, and mergers and acquisitions. Prior to joining Intrawest, Mr. Mayer was a member of the U.S. Ski Team for eight years and represented the United States at two Olympic Games, earning a silver medal in the 2002 Olympics in Salt Lake City, Utah. Mr. Mayer holds an M.B.A. from Harvard Business School and a B.S. from Cornell University, summa cum laude.

Carl Long, age 47, was appointed Senior Vice President, Chief Accounting Officer and Corporate Controller in May 2014. From 2012 until May 2014, Mr. Long was senior vice president and controller of Health Grades, Inc., a web-based provider of healthcare services. From 2010 to 2012, Mr. Long was the chief accounting officer at DigitalGlobe, Inc., a provider of satellite imagery products and services. From 2007 to 2010, Mr. Long was vice president of finance and corporate controller at The Trizetto Group, Inc., a provider of software and consulting services for the healthcare industry. Prior to joining The Trizetto Group, Mr. Long had over ten years of experience in various accounting and financial reporting roles. Mr. Long is a Certified Public Accountant and holds an M.B.A. degree from Katz Graduate School of Business and a B.S. degree from the United States Air Force Academy.

EXECUTIVE COMPENSATION

Introduction

Our compensation philosophy is to pay for performance, rewarding employees when performance targets are met. Merit increases, annual incentive compensation and equity-based awards are all tied to performance and results. Our compensation programs are designed to attract, retain, motivate and reward employees. Pay is commensurate with the scope and influence of the employee’s role and the extent to which an employee contributes to the achievement of key initiatives and financial targets and demonstrates our values. All of our compensation programs are designed to align and reward actions that we believe contribute to our competitiveness and encourage superior performance. For fiscal 2014, we did not engage the services of outside compensation consultants. Our market for executive recruiting is generally other ski resort, leisure and hospitality businesses. For non-operations executives, we look outside of the ski and leisure industries to identify the best available candidates. In evaluating the competiveness of our executive compensation program, we target compensation against companies in the Denver marketplace of similar size, scope and complexity of operations. Executive pay in fiscal 2014 was tied to both the Company’s performance and the individual’s annual performance. Annual incentive compensation is typically awarded in September or October when our results are available for the fiscal year to which such compensation relates. We also anticipate making annual long-term incentive compensation awards to certain employees in the future, subject to the approval of our Compensation Committee. Merit increases are typically awarded in January of each year, subject to the approval of the Compensation Committee. The employment agreements of our named executive officers specify each executive’s annual incentive bonus target under our current bonus program.

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Summary Compensation Table for Fiscal 2014

The following table summarizes the total compensation paid or earned by the named executive officers for fiscal year 2014 and, where applicable, fiscal year 2013 during which the officer was a named executive officer:

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
William A. Jensen	2014	702,897	1,665,469	3,000,000	518,002	(3)	3,678	(5)	5,890,046
Chief Executive Officer	2013	700,000	—	—	700,000	(4)	6,564	(5)	1,406,564
Gary W. Ferrera	2014	183,077	—	1,000,000	363,000	(6)	—		1,546,077
Executive Vice President, Chief Financial Officer and Treasurer
Travis Mayer	2014	255,212	—	1,000,000	166,500	(3)	—		1,421,712
Executive Vice President, Operations and Business Development

(1)	Amounts shown reflect salary earned during the fiscal year, which differ from base salaries in that year based in part on the timing of previous year annual adjustments, mid-year promotions, service period and other adjustments in any given year.

(2)	Represents unvested restricted stock units (“RSUs”) granted in connection with our IPO that vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant, subject to the named executive officer's continued service through the specified vesting date. The amounts represent the aggregate grant date fair value of RSUs granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718, and do not represent cash payments made to individuals or amounts realized, or amounts that may be realized. The assumptions that we used to calculate these amounts are discussed in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on September 23, 2014.

(3)	Represents performance based bonuses paid in respect of fiscal 2014 performance, as described in greater detail below under “Bonus Arrangements— Fiscal 2014 Bonus Arrangements.”

(4)	Represents performance based bonuses paid in respect of fiscal 2013 performance, as described in greater detail below under “Bonus Arrangements— Fiscal 2013 Bonus Arrangements.”

(5)	Represents company matching contributions under our 401(k) Plan, as described in greater detail below under “—Retirement Benefits.”

(6)	Includes a performance based bonus of $348,000 paid in respect of fiscal 2014, as described in greater detail below under “Bonus Arrangements— Fiscal 2014 Bonus Arrangements,” and a $15,000 signing bonus, as described in greater detail below under "Executive Employment Agreements— Employment Agreement with Gary W. Ferrera."

Bonus Arrangements

Fiscal 2013 Bonus Arrangements

Mr. Jensen participated in our Fiscal Year 2013 Incentive Plan in fiscal 2013, pursuant to which he was eligible to receive a cash incentive bonus upon the achievement of certain performance goals and subject to his continued employment through the applicable payment date. The Fiscal Year 2013 Incentive Plan provides that a total of 80% of Mr. Jensen's bonus was based on our achievement of an Adjusted EBITDA goal, and the remaining 20% was based on pre-determined quantifiable individual goals and objectives.

Mr. Jensen was eligible to receive a target cash bonus payment under the Fiscal Year 2013 Incentive Plan equal to 100% of his annual base salary upon the achievement of the applicable objectives. We achieved the Adjusted EBITDA target level, and Mr. Jensen achieved his individual goals and objectives in respect of fiscal 2013. As a result, we made payment of the bonus to Mr. Jensen in October 2013 in the amount listed for fiscal 2013 in the "Summary Compensation Table for Fiscal 2014" above, under the heading "Non-Equity Incentive Plan Compensation."

Fiscal 2014 Bonus Arrangements

Each of the named executive officers participated in our Fiscal Year 2014 Incentive Plan in fiscal 2014, pursuant to which each officer was eligible to receive a cash incentive bonus upon the achievement of certain performance goals and subject to the officer's continued employment through the applicable payment date. For Messrs. Jensen and Mayer, the Fiscal Year 2014 Incentive Plan provides that a total of 80% of the bonus for each

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officer was based on our achievement of an Adjusted EBITDA goal, and the remaining 20% was based on pre-determined quantifiable individual goals and objectives. For Mr. Ferrera, the Fiscal Year 2014 Incentive Plan provides that a total of 50% was based on our achievement of an Adjusted EBITDA goal and 50% was based on pre-determined individual goals and objectives.

Messrs. Jensen and Ferrera were eligible to receive a target cash bonus payment under the Fiscal Year 2014 Incentive Plan equal to 100% of their respective annual base salaries upon the achievement of the applicable objectives, and Mr. Mayer was eligible to receive a bonus equal to 75% of his annual base salary. We achieved 74% of the Adjusted EBITDA target level, and Messrs. Jensen, Ferrera and Mayer each achieved their respective individual goals and objectives in respect of fiscal 2014. As a result, we made payment of the applicable bonus amounts to Messrs. Jensen, Ferrera and Mayer in October 2014 in the amounts listed for fiscal 2014 in the "Summary Compensation Table for Fiscal 2014" above, under the heading "Non-Equity Incentive Plan Compensation."

Executive Employment Agreements

The Company has employment agreements with Messrs. Jensen, Ferrera and Mayer, all of which were approved by the Compensation Committee.

Employment Agreement with William A. Jensen

The Company entered into an amended and restated employment agreement with Mr. Jensen on January 20, 2014, and a first amendment to employment agreement on September 11, 2014, pursuant to which he continues to serve as the Company's Chief Executive Officer. Mr. Jensen's employment agreement provides that he receives a base salary of $700,000 and is eligible to receive a target annual bonus of 100% of his base salary under the terms of the Company's annual performance-based cash bonus plan. The agreement also provides that Mr. Jensen is eligible to participate in all of the Company's benefits, retirement and perquisite plans generally available to the Company's similarly-situated executives.

The agreement further provided for payment, within 40 days following the date of closing of the IPO, of a cash transaction bonus in connection with the IPO equal to the lesser of (i) $2,000,000 and (ii) 1% of the net proceeds received by the Initial Stockholders in the IPO. In accordance with this provision, Mr. Jensen received a cash transaction bonus in the amount of $1,665,468.75.

Pursuant to the terms of his employment agreement, upon completion of the IPO, Mr. Jensen received a grant of 250,000 restricted stock units ("RSUs") under the terms of the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan with an aggregate value at the time of grant equal to $3,000,000. The RSUs will generally become vested in three equal annual installments on each of the first three anniversaries of the date of the grant, subject to Mr. Jensen's continued service through the specified vesting date, provided that if Mr. Jensen's employment is terminated by the Company other than for cause, by Mr. Jensen for "good reason" (as defined in the agreement and summarized below) or due to Mr. Jensen's death or disability, the portions of the RSUs that are scheduled to vest on the next applicable vesting date will automatically vest. Each RSU represents the right to receive, in the Company's sole discretion, either one share of the Company's common stock or cash equal to the fair market value of one share of the Company's common stock.

Mr. Jensen's employment agreement provides that if his employment is terminated by the Company without cause or by Mr. Jensen for good reason, he will receive, subject to certain conditions, (i) continued base salary payments for 12 months following the termination date, less any income received from alternate employment during such 12-month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months.

Mr. Jensen's employment agreement further provides that if his employment is terminated by the Company without cause or by Mr. Jensen for good reason within 12 months following a "change in control" (as defined in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan), he will receive the benefits described in the

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preceding paragraph, except that he will receive base salary payments for 18 months and in full, regardless of any income received from alternate employment during such 18-month period.

Mr. Jensen’s employment agreement contains standard provisions for non-competition and non-solicitation of the Company's employees that become effective as of the date of Mr. Jensen’s termination of employment and that continue for one year thereafter. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Employment Agreement with Gary W. Ferrera

The Company entered into an employment agreement with Mr. Ferrera on January 20, 2014, a first amendment to employment agreement on March 11, 2014, and a second amendment to employment agreement on September 11, 2014, pursuant to which Mr. Ferrera serves as the Company's Executive Vice President, Chief Financial Officer and Treasurer. Mr. Ferrera's employment agreement provides that he receives a base salary of $400,000 and is eligible to receive a target bonus of 100% of his base salary under the terms of the Company's annual performance-based cash bonus plan. In addition, Mr. Ferrera received a cash sign-on bonus of $15,000. The employment agreement also provides that Mr. Ferrera is eligible to participate in all of the Company's benefits, retirement and perquisite plans generally available to the Company's similarly-situated executives.

Pursuant to the terms of his employment agreement, upon completion of the IPO, Mr. Ferrera received a grant of 83,334 RSUs under the terms of the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan with an aggregate value at the time of grant equal to $1,000,000. The RSUs will generally become vested in three equal annual installments on each of the first three anniversaries of the date of the grant, subject to Mr. Ferrera's continued service through the specified vesting date, provided that if Mr. Ferrera's employment is terminated by the Company other than for cause or by Mr. Ferrera for "good reason" (as defined in the agreement and summarized below), the portions of the RSUs that are scheduled to vest on the next applicable vesting date will automatically vest. Each RSU represents the right to receive, in the Company's sole discretion, either one share of the Company's common stock or cash equal to the fair market value of one share of the Company's common stock.

Mr. Ferrera's employment agreement provides that if his employment is terminated by the Company other than for cause or by Mr. Ferrera for good reason, he will receive (i) continued base salary payments for 12 months, less any income received from alternate employment during such 12-month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months.

Mr. Ferrera's employment agreement further provides that if his employment is terminated by the Company without cause or by Mr. Ferrera for good reason within 12 months following a "change in control" (as defined in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan), he will receive the benefits described in the preceding paragraph, except that he will receive base salary payments for the 12-month period in full, regardless of any income received from alternate employment during such 12-month period.

Mr. Ferrera’s employment agreement contains standard provisions for non-competition and non-solicitation of the Company's employees that become effective as of the date of Mr. Ferrera’s termination of employment and that continue for one year thereafter. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Employment Agreement with Travis Mayer

The Company entered into an employment agreement with Mr. Mayer on May 13, 2014, and a first amendment to employment agreement on September 11, 2014, pursuant to which Mr. Mayer serves as the Company's Executive Vice President, Operations & Business Development. Mr. Mayer's employment agreement provides that he receives a base salary of $300,000 and is eligible to receive a target bonus of 75% of his base salary under the terms of the Company's annual performance-based cash bonus plan. The employment agreement also provides that Mr. Mayer is eligible to participate in all of the Company's benefits, retirement and perquisite plans generally available to the Company's similarly-situated executives.

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Mr. Mayer's employment agreement provides that if his employment is terminated by the Company other than for cause or by Mr. Mayer for good reason, he will receive (i) continued base salary payments for 12 months, less any income received from alternate employment during such 12-month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months.

Mr. Mayer's employment agreement further provides that if his employment is terminated by the Company without cause or by Mr. Mayer for good reason within 12 months following a "change in control" (as defined in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan), he will receive the benefits described in the preceding paragraph, except that he will receive base salary payments for the 12-month period in full, regardless of any income received from alternate employment during such 12-month period.

Mr. Mayer’s employment agreement contains standard provisions for non-competition and non-solicitation of the Company's employees that become effective as of the date of Mr. Mayer’s termination of employment and that continue for one year thereafter. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

For purposes of each of the employment agreements described above, "good reason" means, in summary, (i) a reduction in base salary (other than an across-the-board reduction affecting all senior executives), (ii) a relocation of principal place of employment to another country or a location more than fifty miles from the respective employee's current principal place of employment, (iii) a material and adverse alteration in responsibilities or title, or (iv) an intentional material breach by the Company of the employment agreement.

Retirement Benefits

Each of our named executive officers who is employed by us is eligible to participate, along with substantially all of our U.S. employees, in the Intrawest 401(k) Retirement Plan.

The Intrawest 401(k) Retirement Plan provides for matching contributions to eligible employees who have completed one year of service with Intrawest equal to 50% of the first 1.5% of the participant's compensation.

The matching contribution made to Mr. Jensen is included in the "All Other Compensation" column of the "Summary Compensation Table for Fiscal 2014" above. Mr. Ferrera had not met the one-year service requirement for a matching contribution as of June 30, 2014 and therefore did not receive a matching contribution in fiscal 2014. Mr. Mayer elected not to participate in the Intrawest 401(k) Retirement Plan in fiscal 2014.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table shows certain information regarding outstanding equity awards held by the named executive officers as of June 30, 2014:

The grant dates and vesting dates of RSUs that have not vested as of June 30, 2014 are as follows:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William A. Jensen	250,000	2,865,000
Gary W. Ferrera	83,334	955,008
Travis Mayer	83,334	955,008

(1)	Represents unvested RSUs that vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant, subject to the named executive officer's continued service through the specified vesting date.

(2)	The fair market value of these unvested RSU awards was determined based on the last reported closing price of our common stock of $11.46 per share on June 30, 2014, multiplied by the number of units.

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DIRECTOR COMPENSATION

Director Compensation for Fiscal 2014

The table below provides information concerning the compensation of our non-employee directors in fiscal 2014. Directors who are not deemed to be “independent” under Section 303A.02(b) of the NYSE listing standards receive no additional compensation for their service as a director. Our independent directors have been determined to be Messrs. Armstrong, Clifford, Harris and Jay. William A. Jensen is also a named executive officer and his compensation as Chief Executive Officer is included in the Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard Armstrong	37,500	75,000	5,000	117,500
William J. Clifford	37,500	75,000	5,000	117,500
Wesley R. Edens	—	—	—	—
Richard E. Georgi	—	—	—	—
John W. Harris III	37,500	75,000	—	112,500
Timothy Jay	37,500	75,000	5,000	117,500

(1)	Consists of non-employee independent director fees. As each director was appointed to the Board of Directors in January 2014 and director fees are paid semi-annually, in fiscal 2014, each director received half of the total annual fees payable to a director pursuant to the Company's non-employee director compensation policy, as described in greater detail below under "—Non-Employee Director Compensation Policy."

(2)	The amounts in the "Stock Awards" column reflect all outstanding equity awards held by our non-employee directors as of June 30, 2014, which, for each non-employee director, consists of 6,250 shares of restricted stock granted to such non-employee director on January 30, 2014. The shares of restricted stock will vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant, provided that the applicable director remains in continuous service as a member of the Board of Directors through, and has not given or received a notice of termination of such service as of, the applicable vesting date. The amount reflects the aggregate grant date fair value of shares of restricted stock granted during the fiscal year computed in accordance with FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on September 23, 2014 and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Consists of non-employee independent director committee chair fees. As each committee of the Board of Directors was formed in January 2014 and director fees are paid semi-annually, in fiscal 2014, each committee Chairman received half of the total annual fees payable to a committee Chairman pursuant to the Company's non-employee director compensation policy, as described in greater detail below under "—Non-Employee Director Compensation Policy."

Non-Employee Director Compensation Policy

Non-employee independent directors receive annual fees, payable semi-annually on July 1 and January 1 in cash or by issuance of common stock based on the fair market value of the common stock on the date of issuance. For fiscal 2014, the annual retainer for each member of the Board of Directors was $75,000. In addition, each committee Chairman was entitled to receive an additional $10,000 per year. The Company provides its non-employee independent directors with equity compensation as determined by the Board of Directors, which for fiscal 2014 consisted of 6,250 shares of restricted stock granted to each such director on January 30, 2014 and which vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant, provided that the applicable director remains in continuous service as a member of the Board of Directors through, and has not given or received notice of termination of such service as of, the applicable vesting date. The aggregate grant date fair value of these shares of restricted stock is set forth under the "Stock Awards" column of the Director Compensation Table and described in footnote 1 thereof. All directors received reimbursement of their reasonable travel expenses in connection with their service.

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Security Ownership of Directors and Officers

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2014 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have based percentage ownership of our common stock on 45,051,124 shares of our common stock outstanding as of September 30, 2014. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

	Common Stock
	Beneficially Owned
		Percent
Name of Beneficial Owner	Shares	of Class(1)
5% Stockholders:
Intrawest Europe Holdings S.á.r.l(1)	27,038,250	60.02%
Named Executive Officers and Directors:
Richard Armstrong(2)	6,250	0.01%
William J. Clifford(2)	6,250	0.01%
Wesley R. Edens(1)	—	—
Gary W. Ferrera	—	—
Richard E. Georgi(1)	—	—
John W. Harris III(2)	6,250	0.01%
Timothy Jay(2)	6,250	0.01%
William A. Jensen	—	—
Travis Mayer	—	—
Directors, nominees and executive officers as a group (11 Persons)	—	—

(1)	Intrawest Europe Holdings S.à r.l. beneficially owns 27,038,250 shares of our common stock. Intrawest Europe Holdings S.à r.l. directly owns 18,661,850 shares of our common stock and Intrawest S.à r.l. directly owns 8,376,400 shares of our common stock. Intrawest Europe Holdings S.à r.l. owns 100% of Intrawest S.à r.l. Intrawest Europe Holdings S.à r.l. and Intrawest S.à r.l are the “Initial Stockholders”. Intrawest Cayman L.P. owns 100% of Intrawest Holdings S.à r.l., which owns 100% of Intrawest Europe Holdings S.à r.l. Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D), L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress Investment Fund IV (Fund G) L.P., Fortress Investment Fund IV (Coinvestment Fund A) L.P., Fortress Investment Fund IV (Coinvestment Fund B) L.P., Fortress Investment Fund IV (Coinvestment Fund C) L.P., Fortress Investment Fund IV (Coinvestment Fund D), L.P., Fortress Investment Fund IV (Coinvestment Fund F) L.P., Fortress Investment Fund IV (Coinvestment Fund G) L.P., Fortress IW Coinvestment Fund IV (Fund A) L.P., Fortress IW Coinvestment Fund IV (Fund B) L.P., Fortress IW Coinvestment Fund IV (Fund C) L.P., Fortress IW Coinvestment Fund IV (Fund D), L.P., and Fortress IW Coinvestment Fund IV (Fund G) L.P. (collectively, the “Funds”) collectively own 82.1% of the common units and 88.7% of the Class A Preferred Units of Intrawest Cayman L.P. FIG LLC is the investment manager of each of the Funds. Fortress Operating Entity I LP (“FOE I”) is the 100% owner of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly owned subsidiary of Fortress Investment Group LLC. As of September 30, 2014, Mr. Wesley R. Edens owned 14.33% of Fortress Investment Group LLC (Class A and B shares), and Mr. Randal A. Nardone owns 10.44% of Fortress Investment Group LLC (Class A and B shares). By virtue of their ownership interest in Fortress Investment Group LLC and certain of its affiliates, Mr. Edens and Mr. Nardone may be deemed to own the shares listed as beneficially owned by the Initial Stockholders. Mr. Edens and Mr. Nardone each disclaim beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Fortress Investment Group LLC is 1345 Avenue of the Americas, New York, NY 10105. Mr. Georgi is managing partner and chairman of the investment committee of Grove Limited Partners Funds ("Grove"). Entities controlled by an affiliate of Grove collectively own 17.9% of the common units and 11.3% of the Class A Preferred Units of Intrawest Cayman L.P.

(2)	Consists of shares of restricted stock issued on January 30, 2014, which shares vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant, provided that the applicable director remains in continuous service as a member of the Board of Directors through, and has not given or received notice of termination of such service as of, the applicable vesting date.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth additional information as of June 30, 2014 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of June 30, 2014. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	759,727	$11.60	3,671,849	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	759,727	$11.60	3,671,849

(1)	Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan.
(2)	Includes unissued awards available pursuant to the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Our directors, executive officers and greater-than-10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file. We file Section 16(a) reports on behalf of our directors (with the exception of Messrs. Edens and Georgi) and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on a review of the reports filed on behalf of our directors and executive officers, written representations from these persons that no other reports were required and all Section 16(a) reports provided to us, we believe that during fiscal 2014 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a).

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Intrawest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed, and discussed with our management, our audited financial statements for the fiscal year ended June 30, 2014. In addition, the Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public accounting firm ("AICPA") and Public Company Accounting Oversight Board (the "PCAOB"), including PCAOB Auditing Standard No. 16 "Communications with Audit Committees." The Audit Committee also has received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

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Based on the Audit Committee's review of the matters noted above and its discussions with our independent registered public accounting firm and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

  Respectfully submitted by:

Audit Committee William J. Clifford, Chairman John W. Harris III Timothy Jay

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under "Directors, Officers and Corporate Governance" and "Executive Compensation," the following is a description of each transaction since July 1, 2013 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Debt Restructuring

In connection with a debt restructuring on December 9, 2013, we were released as an obligor with respect to debt obligations payable to affiliates of Fortress. As of June 30, 2013, the Company had notes payable to Fortress affiliates with principal balances totaling $597.0 million and accrued interest of $761.7 million. The interest rate on the notes payable ranged from 15.6% to 20.0% per annum. In connection with the debt restructuring, the affiliate debt was exchanged for equity and subsequently canceled. The Company’s subsidiary guarantors were released from their obligations in respect of these affiliate loans. As part of the debt restructuring on December 9, 2013, $48.3 million was contributed to the Company by Fortress.

Abercrombie & Kent

Abercrombie & Kent Group of Companies, S.A. (“A&K”) are a group of travel-related companies controlled by affiliates of Fortress. Prior to the consummation of the debt restructuring on December 9, 2013, we had a receivable due from A&K with a principal balance of $5.5 million and accrued interest of $0.8 million. Interest accrued monthly at an annually-adjusted rate based on LIBOR plus 1.0%. This receivable was repaid in connection with the affiliate debt restructuring in December 2013.

Initial Public Offering

On February 5, 2014, we completed our IPO, selling 3,125,000 shares of our common stock at a price of $12.00 per share. The shares sold in the offering were registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the Company’s Registration Statement on Form S-1, as amended (SEC File No. 333-192252), which was declared effective by the SEC on January 30, 2014. Pursuant to the Registration Statement, we registered the offer and sale of 3,125,000 shares of our common stock with an aggregate offering price of $37.5 million. We also registered the offer and sale by affiliates of Fortress, the selling stockholders, of an additional 12,500,000 shares of our common stock with an aggregate offering price of $150.0 million. We generated net proceeds of approximately $28.5 million related to our sale of 3,125,000 shares of our common stock, after

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deducting underwriting discounts and commissions of approximately $2.4 million and offering expenses of approximately $6.6 million. Fortress affiliates sold an additional 14,843,750 shares of our common stock, including 2,343,750 shares sold upon exercise of an option granted to the underwriters. We used the proceeds from the IPO in a manner consistent with that described in our IPO prospectus, including for working capital and other general corporate purposes. We did not receive any proceeds from the sale of our common stock by Fortress affiliates.

Stockholders Agreement

General

In connection with the IPO, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Initial Stockholders. As discussed further below, the Stockholders Agreement provides certain rights to the Initial Stockholders and Fortress with respect to the designation of directors for nomination and election to the Board of Directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholders and Fortress and its affiliates and permitted transferees. As used in the Stockholders Agreement, "Fortress Affiliate Stockholder" means (a) any director of the Company who may be deemed an affiliate (within the meaning of Rule 12b-2 of the Exchange Act, except by reason of investment in the Company) of Fortress, (b) any director or officer of Fortress, and (c) any investment funds (including any managed accounts) managed directly or indirectly by Fortress or its affiliates. "Stockholders" includes the Initial Stockholders, each Fortress Affiliate Stockholder and permitted transferees.

  The Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Restated Certificate of Incorporation or Bylaws in effect as of the date of the Stockholders Agreement (a) that would add restrictions to the transferability of our shares by the Initial Stockholders, any Fortress Affiliate Stockholder or their permitted transferees which are beyond those provided for in our Restated Certificate of Incorporation, the Stockholders Agreement or applicable securities laws, or (b) that would nullify the rights set out in the Stockholders Agreement of the Initial Stockholders, any Fortress Affiliate Stockholder or their permitted transferees unless such amendment is approved by such Stockholder.

Designation and Election of Directors

  The Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by such Stockholder, and, with respect to us, including in the slate of nominees recommended by the Board of Directors those individuals designated by Fortress) so as to elect to the Board of Directors, and to cause to continue in office:

•	a number of directors equal to a majority of the Board of Directors, plus one director, who are individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholders, at least 30% of our voting power;

•	a number equal to a majority of the Board of Directors, minus one director, that are individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholders, less than 30% but at least 20% of our voting power, provided that if the Board of Directors consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

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•	a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board of Directors that are individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholders, less than 20% but at least 10% of our voting power, provided that if the Board of Directors consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

•	a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress' proportional representation on the Board of Directors that are individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholders, less than 10% but at least 5% of our voting power, provided that if the Board of Directors consists of six or fewer directors, then Fortress shall have the right to designate one director.

In addition, the Stockholders Agreement provides Fortress with the right to designate an additional director to our Board of Directors when Grove International Partners LLP or one of its affiliates ("Grove") is able to select a director for nomination to our Board of Directors pursuant to the provisions of the limited partnership agreement of Intrawest Cayman L.P. (“Cayman L.P.”), an affiliate of Fortress and our ultimate parent company. The Cayman L.P. limited partnership agreement requires the general partner of Cayman L.P. to use commercially reasonable efforts to cause the nomination and election to our Board of Directors of a director nominee designated by Grove until the earlier of (i) the date on which Grove no longer owns any partnership interests in Cayman L.P. or (ii) the date on which certain indebtedness of Cayman L.P. is repaid in full. Mr. Georgi is an affiliate of Grove.

In accordance with the Stockholders Agreement, Fortress designated Messrs. Edens, Armstrong, Clifford, Georgi, Harris and Jay for election to our Board of Directors.

Indemnification

The Stockholders Agreement provides that we will indemnify the Initial Stockholders and their officers, directors, employees, members, managers, partners, agents and affiliates against losses based on, arising out of or resulting from:

•	the ownership or the operation of our assets or properties and the operation or conduct of our business, including contracts entered into by us; and

•	any other activities we engage in.

In addition, we have agreed to indemnify the Initial Stockholders and their officers, directors, employees, members, managers, partners, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to any untrue statement or alleged untrue statement of a material fact, or omissions or alleged omissions to state a material fact, in the registration statement filed in connection with our IPO, and any other registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholders for use in the preparation of that registration statement or report.

Registration Rights

Demand Rights.    Under our Stockholders Agreement, each Stockholder has, for so long as such Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock (whether owned at the time of the IPO or subsequently acquired) equal to or greater than 1% of our shares of common stock issued and outstanding immediately after the consummation of our IPO (a "Registrable

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Amount"), "demand" registration rights that allow the Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time after 180 days following the date of the Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which all Stockholders were given "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other underwritten offering.

Piggyback Rights.    Under our Stockholders Agreement, for so long as the Stockholders beneficially own a Registrable Amount and subject to certain other conditions, the Stockholders have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration.    Under our Stockholders Agreement, we granted to the Initial Stockholders or any of their respective permitted transferees (in each case to the extent a Stockholder under the Stockholders Agreement), for so long as the Initial Stockholders, together with Fortress and its affiliates and permitted transferees, beneficially own a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. Within five business days of receipt of notice, we will deliver written notice to each Stockholder of any written notice delivered to us requiring the Company to file a Form S-3 so that each Stockholder may elect to participate in the shelf registration statement upon delivery of a written request to do so to us.

Indemnification; Expenses; Lock-ups.    Under our Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholder and its officers, directors, employees, managers, members, partners and affiliates against any losses or damages resulting from any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement or prospectus or any amendment thereof or supplement thereto pursuant to which it sells shares of our common stock, unless such liability arose from any information furnished in writing to the Company by such selling Stockholder expressly for use therein, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its untrue statements or omissions furnished in writing to the Company for use in such materials. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock pursuant to any registration. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholders, for themselves and for Fortress and its affiliates and permitted transferees. The Initial Stockholders are not obligated to enter into a lock-up agreement in connection with an underwritten offering by the Company.

Tax Services.

For a period of up to 12 months following the effective date of the Stockholders Agreement, we agreed to continue to provide to the Initial Stockholders and their affiliates certain tax, accounting, and recordkeeping services in a manner consistent with past practice. The Initial Stockholders are required to reimburse us on a quarterly basis for all third-party costs we incur in connection with the provision of these services. Reimbursed costs during fiscal 2014 were $11,701.11. The Initial Stockholders may terminate these services (and the obligation to reimburse us for third-party costs) upon not less than 30 days' written notice to the Company.

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Related Party Transaction Policy and Procedures

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. We expect our officers and directors to review, approve and ratify transactions with related parties pursuant to the procedures outlined in a written policy on related party transactions which we adopted in connection with our IPO. When considering potential transactions involving a related party that may require Board of Directors' approval, our officers will notify our Board of Directors in writing of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the full Board of Directors to review the matter. At any meeting, our Chief Executive Officer, Chief Financial Officer and other members of management, as appropriate, will provide information to the Board of Directors regarding the proposed transaction, after which the Board of Directors and management will discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the Board of Directors (or specified directors as required by applicable legal requirements) determines that the transaction is in the best interests of the Company and its stockholders, it will vote to approve entering into the transaction with the applicable related party.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has acted as our independent registered public accounting firm since the formation of the Company on August 30, 2013 and acted as the independent registered public accounting firm of Intrawest Cayman L.P. for the fiscal years ended June 30, 2013 and 2012, respectively. In March 2014, the Audit Committee selected and approved the engagement of KPMG LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements for the fiscal year ended June 30, 2015. The Audit Committee has further directed that management submit the selection of KPMG LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements for the fiscal year ending June 30, 2015 for ratification by the stockholders at the Annual Meeting. KPMG LLP expects to have a representative at the Annual Meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

Neither the Company's Bylaws nor other governing documents of the Company or applicable law require stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. It is understood that even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm's Fees

The aggregate fees, including expenses, of KPMG LLP for the fiscal years ended June 30, 2014 and June 30, 2013 are as follows:

	2014	2013

Audit Fees(1)	$2,142,253	$684,277
Audit-Related Fees(2)	$83,872	$275,233
Tax Fees	$413,004	$344,790
All Other Fees	$—	$—

(1)	Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Fees for fiscal 2014 also include fees associated with our IPO, which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as delivery of consents, review of documents filed with the SEC and other ancillary services associated with the IPO.

(2)	Audit-Related Fees consist of professional services in respect of our contract with Winter Park Resort Association, as well as professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations concerning financial accounting and reporting standards and evaluating potential structures for our registration statement on Form S-1.

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Auditor Independence

In fiscal 2013, there were no other professional services provided by KPMG LLP that would have required the Audit Committee to consider their compatibility with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

The Charter of the Audit Committee provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making its decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the persons designated present the pre-approvals to the full committee at the next committee meeting.

The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. Fees for permissible non-audit services that are not pre-approved must be less than 5% of total fees paid. All fees paid to KPMG LLP for fiscal 2014 that were incurred after the IPO were pre-approved by the Audit Committee and all fees paid to KPMG LLP for fiscal 2014 that were incurred prior to the IPO and all fees paid to KPMG LLP for fiscal 2013 were pre-approved by the Board of Directors.

The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2015.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting. In the event any other business is presented at the Annual Meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

Joshua B. Goldstein Executive Vice President, Chief General Counsel and Corporate Secretary

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is available without charge upon written request to: Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

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ANNUAL MEETING OF STOCKHOLDERS OF INTRAWEST RESORTS HOLDINGS, INC. December 10, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18793/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 121014 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect William J. Clifford and John W. Harris III as Class I directors to serve until the 2017 Annual Meeting of Stockholders NOMINEES: FOR ALL NOMINEES William J. Clifford John W. Harris III WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 3. To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 INTRAWEST RESORTS HOLDINGS, INC. Proxy for Annual Meeting of Stockholders on December 10, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Joshua B. Goldstein, Executive Vice President, Chief General Counsel and Corporate Secretary, and Gary W. Ferrera, Executive Vice President, Chief Financial Officer and Treasurer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Intrawest Resorts Holdings, Inc., to be held on Wednesday, December 10, 2014, at 10:00 a.m. Mountain Time at The Crawford Hotel, 1600 Seventeenth Street, Denver, Colorado 80202, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475